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                                             Exhibit G


                                               Dividend Swap


Date:  July 1, 1996


To: J.R. Simplot Company           From: Canadian Imperial Bank
                                           of Commerce

Attention: Mr. Ron Graves          Contact:  Gina S. Ghent

Phone Number: (208) 389-7312       Phone Number:  (212) 856-6538

Facsimile Number: (208) 389-7464   Facsimile Number:
                                       (212)856-6098

Re: CIBC Reference #  NY EQT 0126


The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Canadian Imperial Bank of Commerce ("CIBC") and J.R. Simplot Company ("Counterparty") on the Trade Date specified below (the "Transac-tion"). References herein to a "Transaction" shall be deemed reference to a Swap Transaction for purposes of the 1991 ISDA Definitions (as published by the International Swap Dealers Association, Inc. ("ISDA")). This letter agreement constitutes a

"Confirmation" as referred to in the Master Agreement specified below.

The definitions and provisions contained in the 1991 ISDA Defini-tions are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

1. This Confirmation supplements, and forms part of the Master Agreement and the Schedule attached thereto, dated as of June 28, 1996, as amended and supplemented from time to time (the "Agreement"), between CIBC and Counterparty. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between the Agreement and this Confirmation this Confirmation will govern.

2. The terms of the Transaction to which this Confirmation relates are as follows:

AGENT:     CIBC, New York Agency, has acted as agent in confirm-
ing this Transaction.


GENERAL TERMS:
Trade Date:                   June 28, 1996

Effective Date:               June 28, 1996

Termination Date:             June 27, 2003, subject to adjust-
                              ment in accordance with the Modi-
                              fied Following Business Day Conven-
                              tion.

Selected Securities:          2,600,000 shares of common stock,
                              $.10 par value (U.S.$), of Micron
                              Technology, Inc. (New York Stock
                              Exchange (("Exchange")) ticker
                              symbol "MU") on the Trade Date, to-
                              gether with any subsequent distri-
                              butions in the form of Hedge Secu-
                              rities, all as adjusted for stock
                              splits, reverse splits, stock divi-
                              dends and any other distributions
                              in the form of Selected Securities.

Settlement Currency:          United States Dollars ("U.S.$")

Valuation Dates:              The record date for any Actual
                              Dividend declared on any of the
                              Selected Securities.

Net Payments:                 Applicable.  If the aggregate
                              amount payable by one party exceeds
                              the aggregate amount payable by the
                              other party, the party owing the
                              larger aggregate amount will be
                              obligated to pay to the other party
                              the excess of the larger aggregate
                              amount over the smaller aggregate
                              amount.

Counterparty Floating Amount:

   Calculation Period:        The initial calculation period
                              shall extend from and including,
                              the Trade Date to, but excluding
                              the first Valuation Date, and
                              thereafter from and including, the
                              Valuation Date to, but excluding
                              the next following Valuation Date,
                              except that the final calculation
                              period shall extend to, and in-
                              clude, the Termination Date.

   Payment Date:              Three (3) Exchange Business Days
                              following the date that the issuer
                              of any of the Selected Securities
                              pays an Actual Dividend, subject to
                              adjustment in accordance with the
                              Modified Following Business Day
                              Convention.

   Floating Payment Amount:   Counterparty will pay to CIBC on
                              each Payment Date the Actual Divi-
                              dend; provided, however, if during
                              any calculation period, the Actual
                              Dividend is greater than USD 1.3
                              million, then the Floating Payment
                              Amount shall be zero.

CIBC Fixed Amount:

   Calculation Period:        The initial calculation period
                              shall extend from and including,
                              the Trade Date to, but excluding
                              the first Valuation Date, and
                              thereafter from and including, the
                              Valuation Date to, but excluding
                              the next following Valuation Date,
                              except that the final calculation
                              period shall extend to, and in-
                              clude, the Termination Date.

   Payment Date:              Three (3) Exchange Business Days
                              following the date that the issuer
                              of any of the Selected Securities
                              pays an Actual Dividend, subject to
                              adjustment in accordance with the
                              Modified Following Business Day
                              Convention.

   Fixed Payment Amount:      CIBC will pay to Counterparty on
                              each Payment Date an amount equal
                              to U.S.$90,170.79.

Calculation Agent:            CIBC


DEFINITIONS:
For purposes of this Transaction, the following terms shall have the indicated meanings:

   "Actual Dividend" means an amount equal to the total cash dividend to which the holders of record of the Selected Securities as of a date during the term of this Transaction are entitled, net of any withholding tax, stamp tax, or any other tax, duties, fees or commissions payable in respect of such dividend payment, and does not include any payment arising out of Extraordinary Consideration.

   "Extraordinary Consideration" means (i) any Actual Dividend greater than USD 1.3 million or (ii) any non-cash distribution or consideration in respect of Selected Securities (other than Hedge Securities or other than securities received in connec-tion with: 1) stock splits, 2) reverse splits, 3) stock dividends and 4) other distributions in the form of Selected Securities) which may be the result of, but is not limited to:

   (a) conversion or reclassification of Selected Securities by issuance or exchange of other securities or any sale of the securities or assets or a portion thereof of the issuer of any Selected Securities (b) any consolidation or merger of the issuer of any of the Selected Securities, (c) any statutory exchange of Selected Securities with another corporation, (d) any liquidation, dissolution or winding up of the issuer of any of the Selected Securities or (e) any tender or exchange offer for Selected Securities. In the event that there is a distribution of Hedge Securities, the Transaction shall be adjusted such that the Hedge Securities (to which a holder of record of the Selected Securities as of a date during the term of this transaction is entitled) will be added to the composi-tion of the Selected Securities.

   "Hedge Securities" means any non-cash distribution or consid-eration in respect of Selected Securities in the form of common stock (other than securities received in connection with stock splits, reverse splits, stock dividends and other distributions in the form of securities of which Selected Securities are comprised) as to which (1) the Short Interest to Float Ratio (as described in "Additional Termination Events:", section "4)") is less than 15% at the time of such distribution and (2) a number of shares equal to the number of shares of such securities that was received by the Counterparty and attributable to the Selected Securities in such distribution can reasonably be expected to be available at a commercially reasonable rate in the securities lending market, until the Termination Date.

3. ACCOUNT DETAILS:

    Payments to CIBC:         Chemical Bank, New York
                              For: Canadian Imperial Bank of
                                Commerce
                              Account No. 544 708 234

    Payments to Counterparty: Please Advise.

     Account for Payments:

     For the Account of:
     Account No.:
     Attention:

4.  OTHER PROVISIONS:

Additional Termination Events:  In addition to the Termination
                                Events in Section 5(b) of the
                                Agreement, the following events
                                shall constitute Additional Ter-
                                mination Events (upon the occur-
                                rence of which, this Transaction
                                shall become an Affected Trans-
                                action and the date of such oc-
                                currence shall be deemed the
                                Early Termination Date):

                              1) None of the Selected Securities
                              are listed on any United States
                              national securities exchange or
                              United States national securities
                              system subject to last sale report-
                              ing.

                              2) The issuer (or, as the case may
                              be, issuers) of the Selected Secu-
                              rities has disclosed impending
                              events which, in the opinion of
                              nationally-recognized United States
                              counsel of CIBC acting reasonably,
                              a copy of which opinion shall have
                              been delivered to Counterparty,
                              will likely result in the Selected
                              Securities (or the securities dis-
                              tributed as a result of such
                              events) ceasing to be listed on any
                              United States national securities
                              exchange or United States national
                              securities system subject to last
                              sale reporting; provided that the
                              Additional Termination Event will
                              not arise more than thirty (30)
                              days before the expected termina-
                              tion of the listing.

                              3) All of the Selected Securities
                              are permanently suspended from
                              trading (within the meaning of the
                              Securities Exchange Act of 1934 and
                              the rules and regulations thereun-
                              der) on each such securities ex-
                              change and securities system on
                              which the Selected Securities are
                              then listed.

                              4) (a) The Short Interest to Float
                              Ratio (i) for the securities which
                              comprise the Selected Securities on
                              the Trade Date, if such securities
                              still comprise some of the Selected
                              Securities, is greater than 30% and
                              (ii) for each of the Selected Secu-
                              rities that result from a distribu-
                              tion of Hedge Securities is greater
                              than 20% or (b) a number of shares
                              at any particular time equal to the
                              number of shares of all such Se-
                              lected Securities at such particu-
                              lar time are unavailable in the
                              securities lending market at a
                              commercially reasonable rate until
                              the Termination Date, where:

                              "Short Interest" means that number
                              which is reported by the primary
                              exchange for the relevant Selected
                              Securities as the short interest
                              for such securities; and "Float"
                              means the aggregate market value of
                              the voting stock held by
                              nonaffiliates of the issuer of the
                              relevant Selected Securities as
                              reported in the most recent Form
                              10-K filed by the issuer of the
                              relevant Selected Securities divid-
                              ed by the closing price of such
                              Selected Securities as reported on
                              the primary exchange on the date on
                              which such market value was deter-
                              mined.

                              However, if the relevant Selected
                              Securities are the result of a
                              distribution of Hedge Securities
                              due to the issuer of the Hedge
                              Securities acquiring the issuer of
                              any of the Selected Securities and
                              there has not been a release of
                              short interest for the combined
                              entity by the primary exchange, the
                              Short Interest shall be the follow-
                              ing: the most recent short interest
                              as reported by the primary exchange
                              for those Selected Securities is-
                              sued by the acquired company, ad-
                              justed for the acquisition share
                              exchange ratio, plus the most re-
                              cent short interest as reported by
                              the primary exchange for those
                              Selected Securities issued by the
                              acquiring company, prior to the
                              acquisition announcement date. For
                              such relevant Selected Securities,
                              prior to the first release of Form
                              10-K for the combined entity, the
                              Float shall be the following: the
                              most recent  float, as defined
                              above, of those Selected Securities
                              issued by the acquired company
                              adjusted for the acquisition share
                              exchange ratio plus the most recent
                              float, as defined above, of those
                              Selected Securities issued by the
                              acquiring company prior to the
                              acquisition announcement date.

                              5) The occurrence of the
                              Counterparty Termination Event
                              defined in the Forward Transaction,
                              dated June 28, 1996 between CIBC
                              and Simplot Canada Limited.
   Termination Settlement
    Provision:                If an Early Termination Date oc-
                              curs, notwithstanding Section 2(e)
                              and Section 6(e) of the Agreement
                              and the definition of Settlement
                              Amount in Section 14 of the Agree-
                              ment, Settlement Amount shall be
                              deemed to be the net payment calcu-
                              lated on the immediately preceding
                              Valuation Date, if such amount is
                              still due and owing to either par-
                              ty, otherwise such amount will be
                              zero.

   Affiliates:                For purposes of this Transaction,
                              Affiliates in Part I(a) of the
                              Schedule to the Master Agreement
                              shall mean Simplot Canada Limited.

5. OFFICES:


    (a) The Office of CIBC for the Transaction is 161 Bay Street,
5th Fl.  Toronto, Canada M5J 2S8.

    (b) The Office of Counterparty for the Transaction is
                              999 Main Street, Suite 1300,
                              Boise, Idaho 83702
                              Attn.: Treasurer

6. BROKER/ARRANGER:           None

7. This Confirmation may be executed in one or more counterparts, either in original or facsimile form, each of which shall constitute an original and all of which together shall consti-tute one and the same agreement. When executed by the parties through facsimile transmission, this Confirmation shall constitute the original agreement between the parties and the parties hereby adopt the signatures printed by the receiving facsimile machine as the original signatures of the parties.

8. The parties hereto agree that CIBC has not acted as Counterparty's advisor with respect to the desirability or appropriateness of entering into the Transaction confirmed hereby or with respect to Counterparty's risk management needs generally. This pertains not only to the financial and market risk management risks and consequences of the confirmed or any proposed Transaction, but also to any legal, regulatory, tax, accounting and credit issues generated by such transactions, which Counterparty has evaluated for itself and in reliance on its own professional advisors.

Entering into a derivative transaction involves certain risks.
An identification of the principal risks is provided in the CIBC Wood Gundy Financial Products Risk Disclosure Statement, which has been delivered to you. If you have not received a copy, please let us know and one will be provided to you. You should always consider those risks in determining whether to enter into derivatives transactions.

We believe any information provided to you by us in connection with the confirmed or any proposed Transaction to be accurate and reliable, but we can not and do not assume any liability for any erroneous information which we might provide to you, other than information set out in this Confirmation.


Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms.


                                   Yours Sincerely,

                              CANADIAN IMPERIAL BANK OF COMMERCE

                              By:     /s/ Gina S. Ghent

                              Name:  Gina S. Ghent
                              Title:    Associate Director



Confirmed as of the date first written:

J.R. SIMPLOT COMPANY


By:     /s/ Thomas J. Sorge

Name:  Thomas J. Sorge

Title:  Treasurer